CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File No. 333-283023 on Form N-4 of our report dated February 27, 2026, relating to the financial statements of Brighthouse Life Insurance Company, appearing in form N-VPFS of Brighthouse Life Insurance Company for the year ended December 31, 2025. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
April 20, 2026